Exhibit 10.5
LEASE FOR REAL PROPERTY

THIS LEASE is made and entered into as of May 24, 2011 (the "Effective Date") by and between RCP Birch-Little Falls, LLC, a New Jersey limited liability company, whose principal business office is located at c/o Marlow Park, LLC, 80 Greenwood Avenue, Midland Park, New Jersey 07432, as 70% Tenant-in-Common, and 110 Little Falls DCLA, LLC, a New Jersey limited liability company, whose principal business office is located at c/o North Jersey Development Group, Inc., 333 Route 46, Mountain Lakes, New Jersey 07046, as 30% Tenant-in-Common (collectively, "Landlord"); and UNIGENE LABORATORIES INC., a Delaware corporation, whose principal business office is located at 81 Fulton Street, Boonton, New Jersey 07005 ("Tenant").
In consideration of the mutual covenants contained herein and intending to be legally bound hereby, the parties covenant and agree as follows:
1.           Demised Premises.
Landlord hereby demises and leases to Tenant, and Tenant hires and takes from Landlord, the entire building (the "Building") located at 110 Little Falls Road, in the Township of Fairfield, Essex County, New Jersey (the "Land")(the Building and the Land shall collectively be referred to as the "Demised Premises"), upon the terms and conditions set forth herein.  The Building is located on the property known and designated as Block 2801, Lot 22 on the Tax Map of the Township of Fairfield (the "Real Property").  The Demised Premises may be used exclusively for research and development in the social sciences and humanities (NAICS #541720) (the "Permitted Use").
2.           Notices
All notices, demands, and communications hereunder shall be served or given by first-class mail and facsimile (if provided) and if intended for Landlord, shall be addressed to RCP Birch-Little Falls, LLC, c/o Marlow Park, LLC, 80 Greenwood Avenue, Midland Park, New Jersey 07432 , Attention: R. Christopher Prant (via facsimile ________________) and 110 Little Falls DCLA, LLC, c/o North Jersey Development Group, Inc., 333 Route 46, Mountain Lakes, New Jersey 07046, Attn.: Daniel Cohen (via facsimile 973-263-3122) or to such other address as may be requested by Landlord in writing with a copy to Doreen L. Dondero, Esq., Law Offices of Thomas A. Buonocore, PC, 1719 Route 10, Suite 301, Parsippany, New Jersey 07054,; and if intended for Tenant, shall be addressed to Tenant at 81 Fulton Street, Boonton, New Jersey 07005, Attention: General Counsel (via facsimile (973) 335-0972), or such other address as maybe requested by Tenant in writing.
Any notice given hereunder by mail shall be deemed delivered three (3) business days after being deposited in a United States general or branch post office, enclosed in a prepaid envelope, addressed as provided above.

3.           Term and Renewal Option
Tenant shall have and hold the Demised Premises with their appurtenances beginning on May 24, 2011 (the "Lease Commencement Date"), for a term of seven (7) years (the "Initial Term"), ending on May 23, 2018 (the "Initial Term Expiration Date").  Tenant shall have the option to extend the term of this Lease (the "Renewal Option") beyond the Initial Term Expiration Date for one (1) additional term of five (5) years (the "Renewal Term"), provided that (a) Tenant provides to Landlord prior written notice of its intention to exercise the Renewal Option at least six (6) months but no more than twelve (12) months prior to the Renewal Term; and (b) Tenant is not in default, beyond the expiration of any applicable grace or cure period, either when the Renewal Option is exercised or when the Renewal Term begins.  The Initial Term and, if applicable, the Renewal Term are hereinafter referred to collectively as the "Lease Term."  The term "Lease Year" means each 365-day period beginning on May 24.  All the terms and conditions of this Lease shall remain in full force and effect during the Renewal Term except that Base Rent shall be increased in accordance with Section 4 herein.  In the event Tenant fails to provide Landlord with notice of intent to exercise the Renewal Option within the time frame provided for herein, the Renewal Option shall be deemed null and void and of no force or effect.
4.           Base Rent
The Tenant shall pay the Landlord base rent ("Base Rent"), as defined below, for each year of the Initial Term and Renewal Term in equal monthly payments due and payable in advance on the first day of each and every month commencing on the Lease Commencement Date.  Tenant shall pay Base Rent to Landlord at Landlord's address set forth above, or at such other place as Landlord may designate in writing.  Base Rent shall mean rent set forth in the chart below, which does not include (i) the monthly payments toward replacement of the parking lot payable by Tenant to Landlord pursuant to Section 8, (ii) utilities paid directly by Tenant pursuant to Section 9, (iii) Real Estate Taxes payable by Tenant to Landlord pursuant to Section 10, and (iv) Property Insurance Premiums payable by Tenant to Landlord pursuant to Section 11(a), those expenses described in clauses (i), (ii), (iii) and (iv) and any other sums due from Tenant hereunder, other than Base Rent shall hereinafter be referred to as "Additional Rent" and Base Rent and Additional Rent are hereinafter referred to collectively as "Rent."  Any failure by Tenant to pay Additional Rent shall be deemed a failure to pay Base Rent.  In the event that (a) any payment of monthly Base Rent shall be paid more than five (5) business days after the due date for same, or (b) any Additional Rent is not paid within ten (10) business days after Tenant's receipt of an invoice therefor accompanied by reasonable supporting documentation, Tenant shall pay, together with such payment, a late charge equal to five percent (5%) of the amount of the payment due.  In addition, all past due payments that are not paid within thirty (30) days of the due date for same shall bear interest from the date due through the date paid at the rate of twelve percent (12%) per annum or the maximum lawful rate of interest, whichever is less.

Initial Term

Lease Year	Annual Base Rent	Monthly Base Rent
May 24, 2011 to May 23, 2012	$135,000	$11,250
May 24, 2012 to May 23, 2013	$140,000	$11,667
May 24, 2013 to May 23, 2014	$140,000	$11,667
May 24, 2014 to May 23, 2015	$140,000	$11,667
May 24, 2015 to May 23, 2016	$145,000	$12,083
May 24, 2016 to May 23, 2017	$145,000	$12,083
May 24, 2017 to May 23, 2018	$145,000	$12,083

Renewal Term

Lease Year	Annual Base Rent	Monthly Base Rent
May 24, 2018 to May 23, 2019	$147,175	$12,265
May 24, 2019 to May 23, 2020	$149,387	$12,449
May 24, 2020 to May 23, 2021	$151,624	$12,635
May 24, 2021 to May 23, 2022	$153,898	$12,825
May 24, 2022 to May 23, 2023	$156,206	$13,017

5.           Hold Over Tenancy
If Tenant shall remain in possession of the Demised Premises after expiration of the Initial Term or Renewal Term, as the case may be, or otherwise in contravention of this Lease and/or without the consent of Landlord ("Holdover Occupancy"), such Holdover Occupancy shall not be deemed to extend the Term or renew this Lease.  Tenant agrees to indemnify and save Landlord harmless from and against all claims, losses, damages, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) resulting from delay by Tenant in surrendering the Demised Premises, including, without limitation, any claims made by any succeeding tenant founded on such delay. The parties recognize and agree that the damage to Landlord resulting from any failure by Tenant to timely surrender possession of the Demised Premises will be extremely substantial, may exceed the amount of the monthly installments of Base Rent and Additional Rent payable hereunder, and will be impossible to accurately measure. Tenant therefore agrees that if possession of the Demised Premises is not surrendered to Landlord at the expiration of the Initial Term or Renewal Term, as the case may be, then, in addition to any other rights and remedies Landlord may have hereunder or at law, and without in any manner limiting Landlord's right to demonstrate and collect any damages in excess of the following amount suffered by Landlord and arising from Tenant's failure to surrender the Demised Premises as provided herein, Tenant shall pay to Landlord on account of use and occupancy of the Demised Premises for each month and for each portion of any month during such a Holdover Occupancy, a sum equal to one and one-half (1/2) times the Rent then in effect during the last month of the Initial Term or Renewal Term, as the case may be.  Nothing herein contained shall be deemed to permit Tenant to retain possession of the Demised Premises after the Initial Term Expiration Date or the expiration of the Renewal Term, as the case may be, or to limit in any manner Landlord's right to regain possession of the Demised Premises through summary proceedings or otherwise, and no acceptance by Landlord of payments from Tenant after the Initial Term Expiration Date or the expiration of the Renewal Term, as the case may be, shall be deemed to be other than on account of the amount to be paid by Tenant in accordance with the provisions of this Section 5.  Except as specifically provided otherwise in this Section 5, all other terms and conditions of this Lease shall remain the same for the Holdover Occupancy notwithstanding Landlord's failure to consent thereto.

6.           Mortgagee Agreement and Subordination
With respect to any mortgage on the Building, Landlord shall obtain the agreement of any mortgagee that, during the term of this Lease or any extension thereof, it shall not exercise any rights or claims it may have as mortgagee to the extinguishment, impairment or termination of this Lease and shall do or commit no act or thing which would result in termination or interfere with the Tenant's quiet enjoyment of the Demised Premises so long as the Tenant shall abide by and perform its obligations.  Tenant shall subordinate this Lease to any mortgage that may hereafter be placed on the Demised Premises, provided however, that the subordination agreement shall contain a provision that the holder of any such mortgage, its heirs, executors, successors, administrators, or assigns shall not exercise any rights or claims it may have as mortgagee to the extinguishment, impairment, or termination of this Lease so long as the Tenant shall abide by and perform its obligations.
7.           Right of Entry
Landlord, its employees and agents, shall have the right to enter the Demised Premises for the purpose of examining and inspecting same, showing to prospective purchasers, tenants or mortgagees, provided that reasonable prior notice, emergencies excepted, is provided to the Tenant.  Except in case of emergency, Landlord will use its best efforts not to disrupt Tenant's business.
8.           Maintenance, Repair, and Replacement Obligations
Tenant has examined the Demised Premises and the Building and has entered into this Lease without any representation on the part of the Landlord as to the condition thereof.  Subject to the terms of this Section 8, Tenant will throughout the Term provide and maintain, at its expense, in a constant state of repair the roof, roof membrane and the parking lot.  If, during the Lease Term, due to age or condition the roof must be replaced, then Landlord shall replace the roof at its own expense.  In no event shall Tenant penetrate or place any items on the roof of the Building without the express written consent of Landlord, it being acknowledged that Tenant shall be responsible for any damage thereto, or portion thereof, on account of such actions.  Tenant shall be responsible for replacing the parking lot one (1) time during the Lease Term.  Landlord and Tenant have agreed that the approximate cost to replace the parking lot at the Demised Premises is $40,000.00.  Tenant shall finance said cost at six percent (6%) interest per annum over the initial Term.  Tenant shall pay same in equal monthly payments of $584.35 due and payable in advance on the first day of each and every month commencing on the Lease Commencement Date.  Said payments shall be deemed Additional Rent. If, during the Lease Term, due to age or condition the parking lot must be replaced more than one (1) time, then Landlord shall effect such additional replacement(s) at its own expense.  Landlord will make such other exterior or interior repairs to the structural components of the Demised Premises, as may be required to maintain the Demised Premises in such condition so that it may be used by the Tenant for the purposes for which it was rented and for the safety and preservation of the Building and Demised Premises.  As used herein, the term "structural components" shall mean the foundation, concrete slab, exterior walls and structural beams.  It is understood and agreed that the Landlord shall maintain the Building and Demised Premises in conformance with all requirements and specifications of any public body or authority having jurisdiction over the same.  Because this Lease is intended to be a triple net lease, Landlord's repair and maintenance obligations are limited as stated herein.  In addition, throughout the Term, Tenant shall, at Tenant's sole cost and expense, keep and maintain in good order and condition, all non-structural components of the exterior and interior of the Demised Premises, including, but not limited to, the floor slab, walls, windows, offices, signs, loading docks, loading dock doors, sidewalks, warehouse fire doors, sprinkler system, the equipment, fixtures and facilities appurtenant thereto; the heating, ventilating and air conditioning therein "HVAC"); electrical (including lighting fixtures, ballasts and bulbs) and plumbing systems (collectively, the "Building Systems") which are located on the Demised Premises.  In the event any of the Building Systems are not in good working order or condition and are in need of repairs and Tenant does not so repair in a manner satisfactory to the Landlord in the reasonable exercise of its judgment, the Landlord shall make the repairs required and Tenant shall pay Landlord as Additional Rent, the cost incurred by Landlord for making repairs to the Demised Premises within ten (10) business days after being invoiced.

9.           Utilities Services
Commencing on the Lease Commencement Date and throughout the Lease Term, Tenant shall be solely responsible for and shall pay directly to the water, electric and gas utility companies all bills for water, electric and gas usage in the Demised Premises.  Landlord shall not be responsible for the disruption of any utility service to the Demised Premises.
10.           Real Estate Taxes and Assessments
(a)
Tenant agrees to pay to Landlord, as Additional Rent, one hundred percent (100%) of all Real Estate Taxes accruing during the Lease Term assessed by the Township of Fairfield against the Real Property. "Real Estate Taxes" does not include (i) any federal, state or local taxes based on income or earnings, any gift, estate, inheritance, capital stock or franchise tax; (ii) any penalties or interest for late payment of taxes, realty transfer taxes resulting from the sale of the Building or the Real Property.  Tenant shall also pay to Landlord prior to delinquency any and all taxes and assessments levied, assessed or imposed upon Landlord by any governmental authority during the Lease Term upon or against (i) all furniture, fixtures, signs and equipment and any other personal property installed or located within the Demised Premises (other than any of the same owned by Landlord); and (ii) all alterations, additions, betterments or improvements of whatsoever kind or nature made by or on behalf of Tenant to the Demised Premises constituting the Tenant's property, as the same may be separately levied, taxed or assessed against or imposed directly upon Tenant by the taxing authorities.

(b)
Tenant shall likewise reimburse Landlord, as Additional Rent, for one hundred percent (100%) of any governmental assessments accruing during the Lease Term that may be levied upon the Demised Premises for local improvements.  If the payment of such assessments may be made in installments, then Tenant shall pay to Landlord only an amount equal to the portion of the assessment that will be paid for periods covered under the Lease Term.  Such Additional Rent shall be paid quarterly and on or before the next monthly payment date for Base Rent after presentation to Tenant by Landlord of a copy of the tax and/or assessment bills.  Tenant shall accept copies of tax and assessment bills issued by the appropriate governmental authorities as evidence of the amount of real estate taxes and assessments.

(c)
If taxes upon Rent shall be substituted in whole or in part for Real Estate Taxes, then Tenant shall pay the taxes upon the Rent payable hereunder, but only to the extent to which such tax shall be substituted for the Real Estate Taxes assessed against the Real Property and only in such amounts as would be payable by Landlord if the Rent payable on the Demised Premises were the only rent subject to such taxes.  If Landlord shall receive any tax refund or rebate with respect of any year that is encompassed within the Lease Term, then Landlord may deduct from such tax refund any reasonable expenses incurred in obtaining such tax refund, and out of the remaining balance of such tax refund Landlord shall pay to Tenant such refund or rebate, provided that Tenant shall have paid Landlord any portion of the taxes being refunded and the refund or rebate relates to the period of time for which Tenant has paid their portion of taxes.

(d)
Tenant shall have the right to contest the amount or validity, in whole or in part, of any Real Estate Taxes by appropriate proceedings diligently conducted in good faith, only after paying the Real Estate Tax or posting security that Landlord reasonably requires in order to protect the Real Property against loss or forfeiture.  Upon the termination of the proceedings, Tenant will pay the amount of the Real Estate Taxes or part thereof as finally determined, the payment of which may have been deferred during the prosecution of the proceedings, together with any costs, fees, interest, penalties or other related liabilities.  Landlord will not be required to join in any contest or proceedings unless the provisions of any law or regulations then in effect require that the proceedings be brought by or in the name of Landlord.  In that event, Landlord will join in the proceedings or permit them to be brought in its name; however, Landlord will not be subjected to any liability for the payment of any costs or expenses in connection with any contest or proceedings, and Tenant will indemnify Landlord against and save Landlord harmless from, any costs and expenses (including reasonable legal fees).

11.           Insurance
(a)
Landlord shall maintain a policy of "all-risk" insurance on the Building, which shall include coverage for boiler and machinery, flood, earthquake, building ordinance, and the loss of rents, to the extent such insurance coverage is available, as well as such other insurance as Landlord requires which is reasonable for property similar to the Real Property and Building. Such insurance shall provide coverage to the extent of not less than one hundred percent (100%) of the replacement cost of the Building or an amount satisfactory to Landlord, as well as boiler and machinery insurance coverage.  Tenant agrees to pay Owner, as Additional Rent, one hundred percent (100%) of all premiums accruing during the Lease Term for such insurance ("Property Insurance Premiums").  Landlord shall have the right at any time during the Lease Term to reasonably amend the insurance coverage under this Section 11, but not more than once per calendar year.

(b)
Tenant agrees to obtain and maintain all types of insurance that are required for the operation of its business, including worker's compensation.  Tenant shall be solely responsible for purchasing and maintaining insurance on its personal property at the Demised Premises, business interruption, and any and all other insurance which Tenant deems appropriate for its business operations; Landlord having no responsibility to provide such insurance.

(c)
Tenant shall purchase, pay for, and keep in effect throughout the Lease Term, a policy of comprehensive general liability insurance covering claims for bodily injury, personal injury, death, and/or property damage occurring upon, in or about the Demised Premises, or in or about the adjoining streets, sidewalks, parking areas and driveways, or arising from the Tenant's operations, such insurance to afford protection to the limit of not less than Three Million Dollars ($3,000,000.00).  The minimum coverage limit of such insurance required in this Lease (i) shall not be considered a limitation of liability hereunder; and, (ii) shall not be determinative as to the appropriate level of insurance for Tenant's operations.  Such liability insurance shall be primary and non-contributory with any other insurance that Landlord may or may not have relating to the Demised Premises.

(d)
By no later than the Lease Commencement Date, Tenant shall provide Landlord with a certificate of insurance on the applicable "ACORD" form, which documents that Tenant has obtained and maintains in full force and effect all insurance policies required to be obtained by Tenant under this Section 11.  The insurance certificate shall name Landlord and any mortgagee of Landlord as an additional insured.

(e)
All insurance policies required to be maintained, and all certificates of insurance required to be provided by Tenant under this 11 shall contain a provision that no reduction, modification or cancellation of any coverage limits and/or endorsements for any reason, will be effective without thirty (30) days prior written notice to Landlord.

(f)
Tenant will observe and comply with the requirements of all insurance policies in force and effect at any time with respect to the Demised Premises, and of the insurers issuing such policies of which it has notice.  Representatives of such insurers may inspect the Demised Premises at reasonable times, upon reasonable prior notice to Tenant from Landlord.  Such inspection shall not constitute a safety inspection of Tenant's operations.

(g)
In the event that Tenant shall fail to comply with any of the obligations contained in this Section 11, Landlord, after thirty (30) days notice to Tenant and upon Tenant's failure to cure the same within such thirty (30) days, may, but shall not be required to, secure the required policies of insurance, and any cost and expense incurred by Landlord in connection therewith shall be payable by Tenant as Additional Rent.

(h)
Landlord and Tenant each hereby releases and relieves the other, and waives its entire right of recovery against the other, for loss or damage arising out of an incident insured against under this Lease, which perils occur in, on or about the Demised Premises, whether due to the negligence of Landlord or Tenant or their respective employees, agents, contractors, invitees or licensees.  Landlord and Tenant, upon obtaining the policies of insurance required in this Lease, shall give notice to the insurers that the foregoing mutual waiver of subrogation is contained in this Lease.

12.           Casualty
It is agreed by and between the parties hereto that in case the Demised Premises, or the Building, shall be destroyed or damaged in part or in whole by fire or other elements, or by any other cause, to an extent which shall render the Demised Premises untenantable or unfit for occupancy for the purposes intended, the Tenant shall pay the accrued Rent to the time of such destruction.  Landlord shall, at its sole option, either (a) terminate this Lease, in which case Tenant shall have no further liability for future Rent, or (b) repair the Demised Premises with all reasonable speed, not exceeding one-hundred eighty (180) days from the date of said casualty.  If Landlord cannot represent that the repairs shall be substantially completed and Tenant may re-occupy the Demised Premises within one-hundred eighty (180) days from the date of said casualty (as determined by Landlord's engineer), then Tenant may terminate this Lease without further liability by either party.  Upon completion of such repairs, Tenant shall resume paying Rent as provided herein.  If, however, the Demised Premises shall be partially damaged by fire or other causes, then the damage shall be repaired by Landlord with all reasonable speed, and the Rent for the portions not usable by the Tenant shall be apportioned and abated for the term beginning with the date of such damage and ending when such damage shall have been repaired and such portions of the Demised Premises again made usable to the Tenant; provided, however, that if the repairs are not completed within one-hundred eighty (180) days of the date of said casualty, then Tenant may terminate this Lease without further liability of either party upon sixty (60) days written notice.  In no event shall Landlord have any liability or be required to repair or replace Tenant's merchandise, trade fixtures, furnishings, equipment, leasehold improvements, personal property, or other items of Tenant and the insurance proceeds on account thereof shall be sufficient for Landlord to repair the improvements.  Except to the extent specifically provided in this Lease, no damage or destruction of the Demised Premises, or any portion thereof, by fire or other casualty, nor the untenantability of the Demised Premises, or any portion thereof as a result of fire or other casualty, shall permit Tenant to terminate this Lease or surrender the Demised Premises, or any part thereof, nor shall relieve Tenant from its obligations to pay Rent. Tenant shall not be entitled to and hereby waives any and all claims against Landlord for any compensation or damage for loss of use of the Demised Premises, or any portion thereof, and/or for any inconvenience or annoyance resulting from any damage, destruction, repair or restoration including, without limitation, any injury (or death) to persons or damage to property, or interruption of Tenant's business, resulting from fire or other casualty, unless caused by the gross negligence or willful misconduct of Landlord, its employees or agents.

13.           Condemnation
If the Building, the Land or any material part of either shall be condemned for public use, then and in that event, upon vesting of title to the same for such public use, this Lease shall terminate and Tenant shall have no right to any part of any condemnation award or award in lieu of condemnation relating to its leasehold estate or otherwise, except that Tenant shall have the right to prove and collect the value of the trade fixtures installed by it, including moving expenses. In the event of such termination of this Lease, all rent paid in advance shall be apportioned as of the date of such termination.  Notwithstanding the foregoing, if only a part of the Demised Premises shall be so taken and the part not so taken shall be appropriate and sufficient for the operation of Tenant's business, then Tenant shall retain the part not so taken and there shall be a pro rata reduction in the rent.  If, however, Tenant reasonably deems the partially condemned premises to be unacceptable for its use, then Tenant may terminate this Lease without further liability of either party by providing written notice of said cancellation within thirty (30) days of receipt of the notice of the taking or the effective date of the taking, whichever is first to occur, time being of the essence.
14.           Codes and Policies and General Requirements to Perform Work

Tenant shall warrant and ensure that all construction work which is or will be undertaken by it in connection with this Lease, or which is or will be located or associated with the use of the Demised Premises, shall comply with the applicable requirements of the New Jersey Uniform Construction Code.  Tenant shall submit to Landlord in advance all plans and specifications for Tenant's work for Landlord's approval which shall not be unreasonably withheld, delayed or conditioned.  Tenant is and shall be solely responsible for obtaining permits, requesting inspections, and obtaining such certificates of occupancy or approval as might be required by the New Jersey Uniform Construction Code, except for work to be performed by Landlord.

15.           Quiet Enjoyment
The Landlord agrees that upon the payment of Rent by Tenant and observance and performance of all terms, covenants, and conditions required of Tenant by this Lease, Tenant shall peaceably and quietly have, hold and enjoy the Demised Premises.
16.           Tenant Obligations
Tenant agrees to take good and reasonable care of the Demised Premises (other than Landlord's obligations under Section 8) and surrender same upon termination of this Lease in a condition as reasonable use and wear thereof will permit.  During the term of this Lease, should physical damage be done to the Demised Premises or Building systems either through willful act or neglect, normal wear and tear or insured casualty excepted, which can be reasonably shown to have been caused by the Tenant's employees, clients, guests or assignees, Landlord may give written notice of such damage to Tenant as provided herein.  Should Tenant fail to cure any such damage within a reasonable time after receiving written notice, but in any event within thirty (30) days of receiving said written notice, Landlord may cure the same at the cost and expense of Tenant which Tenant shall pay to Landlord upon demand as Additional Rent.
17.           Assignment and Subletting
Tenant agrees that it shall neither assign its rights hereunder nor sublet the whole or any part of the Demised Premises without the consent in writing of Landlord first having been obtained, which consent shall not be unreasonably withheld, delayed or conditioned, except for an assignment or sublease to an Affiliate of Tenant, so long as Tenant remains jointly and severally liable with the assignee or sublessee for the obligations of tenant hereunder.  "Affiliate" means and refers to any legal entity controlling, controlled by, or under common control with, Tenant.  In the event of any such assignment or sublease, Tenant shall remain responsible for all obligations under this Lease, including, but not limited to, the payment of Rent.  Additionally, Tenant shall promptly pay to Landlord, one hundred percent (100%) of any consideration other than the Rent due under this Lease for or in connection with any assignment or sublease, however denominated, and one hundred percent (100%) of all of the Rent, as and when received, in excess of the rent required to be paid by tenant for the area assigned or sublet.  If Tenant requests Landlord's consent to sell, assign or sublet this Lease ("Transfer") then Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed transfer and assumption documentation, and the following information about the proposed transferee: name and address; satisfactory information about its business and landlord-tenant litigation history; its proposed use of the Demised Premises; banking, financial, and other credit information including but not limited to three (3) prior years profit and loss statements as may exist certified by an independent auditor; and general references.  In connection with a request for consent to Transfer, Landlord shall consent to or reject the request within thirty (30) days of receipt of Tenant's written request therefor and Landlord's receipt of all of the information required to be provided herein.  Tenant shall reimburse Landlord upon demand for its reasonable attorney' and professionals' fees incurred in connection with considering any request for reviewing the documentation for consent to a Transfer.  If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement whereby it expressly assumes Tenant's obligations hereunder.  Any consent by Landlord to any such Transfer shall in no event be construed to relieve Tenant from obtaining the prior written consent of Landlord to any other or further Transfer.  Landlord may assign this Lease without the consent of Tenant.  Landlord shall provide Tenant notices of any assignment by Landlord and Tenant shall attorn to the assignee. Tenant shall, upon request, execute and deliver to Landlord an "estoppel certificate," setting forth that neither Landlord nor Tenant are in default of their respective obligations under this Lease and that all amounts due and owing by Tenant under this Lease have been paid as of the date of the estoppel certificate.

18.           Alterations During Occupancy
Tenant shall have the right, option, and privilege of renovating or modifying the Demised Premises at its own cost and expense when in the Tenant's reasonable judgment same may be deemed necessary for its purpose.  Such renovations and modifications may include, but shall not be limited to, standard office partitions, railings, doors, gates, counters, lighting fixtures, signs and such other equipment or removable fixtures necessary to the Tenant's operation, painting and wall covering.  Tenant shall be responsible for obtaining all required permits and approvals and scheduling all required inspections, and shall submit to Landlord proof that these steps have been taken.  However, Tenant shall make no structural alterations, additions, or improvements to the Demised Premises without the prior written consent of the Landlord, which consent shall not be unreasonably withheld or delayed.  Upon expiration or earlier termination of this Lease, Landlord may, at its sole option, require Tenant, at Tenant's sole expense, to remove any or all alterations, additions or improvements made by or on behalf of Tenant, including but not limited to lab sinks, lab benches, exhaust hoods, lab cabinetry, and all associated wiring, plumbing, and duct work.
19.           [Reserved]
20.	Default by Tenant and Landlord's Remedies Upon Default
If Tenant defaults in the performance of any terms, covenants, and conditions of this Lease; or remains in possession for a Holdover Occupancy; or if Tenant shall file, or any creditor or other person shall file against Tenant, any petition in bankruptcy (and in the case of an involuntary petition, the petition is not dismissed within sixty (60) days) under any law, rule or regulation of the United States of America or of any State; or if a receiver of the business or assets of Tenant shall be appointed; or if a general assignment is made by Tenant for the benefit of creditors; or any sheriff, marshal, constable or other duly constituted public official takes possession of the Demised Premises, or any part thereof, by authority of any attachment or execution proceedings, and offers same for sale publicly, then Landlord may give written notice of such default to Tenant as provided herein and Tenant shall cure any such default in respect to which it has been given notice without delay.  If Tenant fails to cure (or begin to cure and continue to make good faith efforts to cure as soon as possible) any non-monetary default within thirty (30) days after written notice has been given it, then Landlord may cure the same at the cost and expense of Tenant.  Tenant shall pay to Landlord as Additional Rent such expense at the time at which the next month's Rent is due.  If Tenant fails to cure any material monetary default within ten (10) days after written notice, then Landlord may, at its sole option, terminate this Lease, in which event Tenant shall be liable for all Rent due for the remainder of the Initial Term or Renewal Term, as applicable, accelerate all Rent due hereunder, and take possession of the Demised Premises without further notice.  In the event of any such default by Tenant, Landlord may, at any time thereafter, and without limiting Landlord in the exercise of any additional rights or remedies that may be available to Landlord:
A.
Termination.  Terminate Tenant's right to possession by written notice to Tenant.  If Landlord has exercised such election after Tenant's default, then this Lease shall terminate immediately and Tenant shall immediately surrender possession of the Demised Premises to Landlord.  Notwithstanding such surrender of possession, Landlord shall be entitled to recover from Tenant:  (i) the amount of unpaid Rent earned at the time of such termination; plus (ii) any other amount necessary to compensate Landlord for all damages caused or incurred by Tenant's failure to perform its Lease obligations, or which would likely result therefrom, including, but not limited to, collection costs, reasonable attorneys' fees, reasonable costs of re-letting and refitting, and brokerage commissions.  At all times, Landlord shall have the obligation to mitigate its damages by making a good faith, best efforts attempt to re-let the Demised Premises.

B.
Removal of Contents by Landlord.  With respect to any portion of the Demised Premises which is vacant or which is physically occupied by Tenant, Landlord may remove all persons and property therefrom, and store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant.

C.
No Exclusive Right.  No right or remedy herein conferred upon or reserved to Landlord is intended to be exclusive of any other right or remedy herein or by law provided, but each shall be cumulative and in addition to every other right or remedy given herein or now or hereafter existing at law or in equity or by statute.

D.	Other Remedies. Notwithstanding any other provision herein, Landlord shall have any and all other remedies available under law and/or equity.
21.	Subordination of Landlord's Lien. If requested, Landlord shall subordinate its liens to Tenant's lenders with respect to Tenant's personal property.
22.           Cumulative Rights; No Waiver
The various rights, remedies, options, and elections herein are cumulative, and the failure of a party to enforce strict performance of the conditions and covenants of this Lease or to exercise any election or option or to resort to have recourse to any remedy herein conferred or the acceptance by Landlord of any installment of rent after any breach by Tenant, in any one or more instances, shall not be construed or deemed to be a waiver or a relinquishment for the future of any such conditions and covenants, options, elections or remedies, but the same shall continue in full force and effect.

23.           Governing Laws
The terms of this Lease shall be governed and enforced under the laws of the State of New Jersey, without giving effect to conflicts of law principles.
24.           Security Deposit
Upon execution of this Lease, Tenant shall deposit $22,500.00 ("Security Deposit"), with Landlord to be held as security for Tenant's timely payment of Rent and performance of its other obligations under this Lease and any renewals or extensions of the Lease.  If Tenant defaults in its payment of Rent or performance of its other obligations under this Lease after applicable notice and cure periods as set forth herein, then Landlord may use all or part of the Security Deposit for the payment of Rent or any other amount in default, or for the payment of any other amount that Landlord may spend or become obligated to spend by reason of Tenant's default, or for the payment of Landlord of any other loss or damage that Landlord may suffer by reason of Tenant's default. If Landlord so uses any portion of the Security Deposit, then Tenant will restore the security deposit to its original amount within five (5) business days after written demand from Landlord.  The Security Deposit shall not be a limitation on Landlord's damages or other rights under this Lease.  If Tenant pays the Rent and performs all of its other obligations under this Lease, Landlord will return the unused portion of the Security Deposit to Tenant within thirty (30) days after the end of the term.  Landlord may deliver the Security Deposit to a purchaser of the Building of which the Demised Premises is a part and be discharged from further liability with respect to it.
25.           Brokers
Each party represents and warrants to the other that no real estate broker is entitled to a commission, or other compensation, in connection with the negotiation and consummation of this Lease.  Landlord agrees to indemnify Tenant from any claims or liabilities asserted by any real estate broker or agent alleging participation in the transaction contemplated by this Lease and claiming authority from Landlord, based upon the actions of Landlord dealing with, directly or indirectly, any such real estate broker or agent.  Tenant agrees to indemnify Landlord from any claims or liabilities asserted by any real estate broker or agent alleging participation in the transaction contemplated by this Lease and claiming authority from Tenant, based upon the actions of Tenant dealing with, directly or indirectly, any such real estate broker or agent.  The provisions of this Section 25 shall survive the termination of this Lease.

26.           Entire Agreement
This Lease contains the entire agreement between the parties regarding the subject matter hereof and supersedes any and all prior agreements, representations and understandings. No provision of this Lease may be amended or added to except by a written agreement executed by both parties. This Lease shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.
27.           Use and Occupancy
Tenant shall use and occupy the Demised Premises for the Permitted Use and for no other use.  Tenant may use and occupy the Demised Premises twenty-four (24) hours a day, seven (7) days a week subject to municipal ordinance.  Neither the Demised Premises nor any portion thereof shall be used for any operation, activity or business that is a public or private nuisance, an environmental hazard or creates extraordinary fire, explosive or other hazard.  Tenant shall comply with all legal requirements of any governmental authority relating to the use, condition, access to, and occupancy of the Demised Premises including but not limited to the Americans With Disabilities Act (AADA@).  The Demised Premises shall not be used for any use which is disreputable.
28.           Condition of Demised Premises.
Except as provided otherwise in this Lease, Tenant shall accept the Demised Premises "AS-IS" in the condition in which it is on the Lease Commencement Date and Landlord shall not be required to perform any work to prepare the Demised Premises for Tenant's use or occupancy.
29.           Environmental Laws
A.
Tenant agrees to comply with all environmental laws and regulations, including but not limited to, the Industrial Site Recovery Act (N.J.S.A. 13:1K-6 et seq. ("ISRA")) applicable to the Demised Premises or to the Tenant's use or occupancy thereof.  Tenant represents to Landlord that Tenant's NAICS Number is 541720.

B.
Tenant hereby agrees to execute such documents as Landlord reasonably deems necessary and to cooperate in making such applications as Landlord reasonably requires to assure compliance with ISRA.  Tenant shall bear all costs and expenses incurred by Landlord associated with any required ISRA compliance resulting from Tenant's use of the Demised Premises, including, but not limited to, state agency fees, engineering fees, clean-up costs, filing fees and suretyship expenses.  Tenant shall promptly provide Landlord with copies of all material written correspondence, reports, notices, orders, findings, declarations and other materials pertinent to Tenant's compliance at the Demised Premises and the New Jersey Department of Environmental Protection ("NJDEP") requirements under ISRA as they are issued or received by the Tenant.

C.
Neither party hereto shall be permitted to generate, store, manufacture, refine, transport, treat, dispose of, or otherwise allow to be present on or about the Demised Premises, any Hazardous Substances except in accordance with all applicable laws and regulations.  As used herein, "Hazardous Substances" shall be defined as any "hazardous chemical", "hazardous substance" or similar term as defined in the Comprehensive Environmental Responsibility Compensation and Liability Act, as amended (42 U.S.C. 9601 et seq.), the New Jersey Industrial Site Recovery Act, as amended, (N.J.S.A. 13:1K-6 et seq.), the New Jersey Spill Compensation and Control Act, as amended, (N.J.S.A. 58:10-23.11b et seq.), any rules or regulations promulgated thereunder, or in any other present or future applicable federal, state or local law, rule or regulation dealing with environmental protection.

D.
Tenant agrees to indemnify and hold harmless Landlord and each mortgagee of the Demised Premises from and against any and all liabilities, damages, claims, losses, judgments, causes of action, costs and expenses (including reasonable attorneys' fees) which may be incurred by Landlord or any such mortgagee or threatened against the Landlord or such mortgagee, relating or arising out of any breach by Tenant of this Section 29, which indemnification shall survive the expiration or sooner termination of this Lease.

E.
Landlord agrees to indemnify and hold harmless Tenant from and against any and all liabilities, damages, claims, losses, judgments, causes of action, costs and expenses (including reasonable attorneys' fees) which may be incurred by Tenant as a result of Landlord's violation of environmental laws affecting the Demised Premises and Building.

30.
Landlord's Inability to Perform.  Except as expressly provided to the contrary herein, this Lease and the obligation of Tenant to pay Rent hereunder and to comply with the covenants and conditions hereof shall not be affected, curtailed, impaired or excused because of the Landlord's inability to supply any service or material called for herein, by reason of any rule, order, regulation or preemption by any governmental entity, authority, department, agency or subdivision or for any delay which may arise by reason of negotiations for the adjustment of any fire or other casualty loss or because of strikes or other labor trouble or for any cause beyond the reasonable control of the Landlord.  Landlord shall make reasonable efforts to minimize the effect of such delays.

31.
Indemnification.  Tenant shall indemnify, defend and hold harmless Landlord and any mortgagee of Landlord from and against any expense (including, without limitation reasonable attorneys' fees), loss, liability or damages suffered or incurred as a result of the negligent acts or omissions or the willful misconduct of Tenant or Tenant's agents, servants, invitees, contractors or employees.  The liability of Tenant to indemnify Landlord, as hereinabove set forth:

(a)           shall be in proportion to Tenant's allocable share of any joint negligence or willful misconduct with Landlord; and
(b)           shall not extend to any matter against which Landlord shall be effectively protected by insurance; provided, however, that if any such liability shall exceed the amount of the effective and collectable insurance in question, the said liability of Tenant shall apply to such excess.  If the obligations or liabilities of Tenant under the provisions of this Section 31 are qualified or contradicted by the specifically expressed provisions of other paragraphs or clauses of this Lease, then this Section 31 shall be deemed and construed to be modified or controlled by such other paragraphs or clauses.

32.           Non-Liability of Landlord
Landlord shall not be liable for (and Tenant shall make no claim for) any property damage or personal injury which may be sustained by Tenant or any other person, as a consequence of the failure, breakage, leakage, inadequacy, defect or obstruction of the water, plumbing, steam, sewer, waste or soil pipes, roof, drains, leaders, gutters, valleys, down spouts, or the like or of the electrical, gas, power, conveyor, refrigeration, sprinkler, air conditioning or heating systems, elevators or hoisting equipment; or by reason of the elements.
33.           Attorneys' Fees
Should Landlord incur legal fees in connection with Tenant's non-compliance or with Landlord's enforcement of this Lease, Tenant agrees to reimburse Landlord upon demand as Additional Rent for reasonable attorneys' fees and expenses.
34.           Rules of Construction
Any table of contents, captions, headings and titles in this Lease are solely for convenience of reference and shall not affect its interpretations.  This Lease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Lease to be drafted.  If any words or phrases in this Lease shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Lease shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Lease and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated.  Each covenant, agreement, obligation or other provision of this Lease on Tenant's part to be performed, shall be deemed and construed as a separate and independent covenant of Tenant, and not dependent on any other provision of this Lease.  All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.  If any of the provisions of this Lease, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

35.           WAIVER OF TRIAL BY JURY
LANDLORD AND TENANT WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS LEASE.  THIS WAIVER IS KNOWINGLY, INTENTIONALLY, AND VOLUNTARILY MADE BY LANDLORD AND TENANT AND TENANT ACKNOWLEDGES THAT NEITHER LANDLORD NOR ANY PERSON ACTING ON BEHALF OF LANDLORD HAS MADE ANY REPRESENTATIONS OF FACT TO INDUCE THIS WAIVER OF TRIAL BY JURY OR IN ANY WAY TO MODIFY OR NULLIFY ITS EFFECT.  TENANT FURTHER ACKNOWLEDGES THAT IT HAS BEEN REPRESENTED IN THE SIGNING OF THIS LEASE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.  TENANT FURTHER ACKNOWLEDGES THAT IT HAS READ AND UNDERSTANDS THE MEANING AND RAMIFICATIONS OF THIS WAIVER PROVISION AND AS EVIDENCE OF SAME HAS EXECUTED THIS LEASE.

* * * * *
[End of text of Lease – the signature page follows]

IN WITNESS WHEREOF, the parties hereto, duly authorized, have executed this Lease the day and year first above written.

LANDLORD:

RCP BIRCH-LITTLE FALLS, LLC

By:	/s/ Richard Christopher Prant
Richard Christopher Prant
Managing Member

110 LITTLE FALLS DCLA, LLC

By:	/s/ Daniel Cohen
Daniel Cohen, Member

By:	/s/ Louis Antonucci
Louis Antonucci, Member

TENANT:

UNIGENE LABORATORIES INC.

By:	/s/ William Steinhauer
William Steinhauer
Vice President of Finance